SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Time Warner Telecom Inc. and Time Warner Inc. have entered into an amendment to the existing Trade Name License Agreement between them that extends the term of Time Warner Telecom’s license to use the name “Time Warner” until June 30, 2008. Prior to the amendment, the license would have expired on July 13, 2007. As part of the agreement to extend the license, Time Warner Telecom has agreed that if it changes its corporate names and brand names to a name that does not include “Time Warner” or “TW”, the license between Time Warner Inc. and Time Warner Telecom for the “Time Warner” name and the “TW” mark will terminate after such name change and a reasonable transition period to the new name. Effective September 12, 2006, Time Warner Inc. granted Time Warner Telecom a perpetual license to use “TW Telecom” in its communications and related technologies and services business in North America.

Item 2.02 Results of Operations and Financial Condition

On May 2, 2007, Time Warner Telecom Inc. issued a press release setting forth its results of operations and financial condition for the first quarter of 2007 and as at March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press release issued May 2, 2007 by Time Warner Telecom Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER TELECOM INC.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and
Deputy General Counsel

Dated: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit
99.1	Press release issued May 2, 2007 by Time Warner Telecom Inc.